UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 27, 2018

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On April 27, 2018, Bank of Hawaii Corporation (the “Company”) held its annual shareholders meeting.  At the meeting, the following matters were submitted to a vote of the shareholders:

1.             Election of Directors:

Nominee	Votes Cast For	Votes Against	Abstentions	Non-Votes
S. Haunani Apoliona	31,444,430	346,318	454,205	6,300,180
Mary G. F. Bitterman	31,111,734	698,624	434,595	6,300,180
Mark A. Burak	31,656,982	112,278	475,693	6,300,180
Clinton R. Churchill	31,411,416	387,442	446,095	6,300,180
Peter S. Ho	31,115,136	713,861	415,956	6,300,180
Robert Huret	31,475,243	291,967	477,743	6,300,180
Kent T. Lucien	31,146,649	645,065	453,239	6,300,180
Alicia E. Moy	31,282,767	494,391	467,795	6,300,180
Victor K. Nichols	31,617,099	122,172	505,682	6,300,180
Barbara J. Tanabe	31,125,084	693,680	426,189	6,300,180
Raymond P. Vara, Jr.	31,293,151	479,209	472,593	6,300,180
Robert W. Wo	31,086,495	737,659	420,799	6,300,180

2.             Advisory vote on the Company’s executive compensation:

Votes Cast For	Votes Against	Abstentions	Non-Votes
30,424,908	1,266,422	553,623	6,300,180

3.             Ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

Votes Cast For	Votes Against	Abstentions	Non-Votes
37,679,429	391,638	474,066	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2018	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary